UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2014 (November 18, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

(a)                                 Amendment to Eureka Hunter Pipeline Credit Agreement.

On November 19, 2014, Eureka Hunter Pipeline, LLC (“Eureka Hunter Pipeline”), a Delaware limited liability company and wholly-owned subsidiary of Eureka Hunter Holdings, LLC (“Eureka Hunter Holdings”), a Delaware limited liability company and majority-owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of March 28, 2014 (the “Credit Agreement”), by and among Eureka Hunter Pipeline, as borrower, ABN AMRO Capital USA, LLC, as administrative agent, and the lenders party thereto.  Magnum Hunter reported the entry by Eureka Hunter Pipeline into the Credit Agreement pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2014.

Pursuant to the Amendment, the number of lenders under the Credit Agreement increased from five to thirteen and the aggregate loan commitments available to Eureka Hunter Pipeline under the Credit Agreement were correspondingly increased from an aggregate principal amount of $117 million to $225 million.  In addition, the Amendment lowered the commitment fee and the interest rates payable by Eureka Hunter Pipeline under the Credit Agreement, as follows:

•                  A commitment fee based on the unused portion of the aggregate commitment under the Credit Agreement of 0.5% per annum is payable when Eureka Hunter Pipeline’s Consolidated Leverage Ratio (as defined in the Credit Agreement) is greater than or equal to 3.50 to 1.0, and a commitment fee based on such unused portion of 0.375% per annum is payable when the Consolidated Leverage Ratio is less than 3.50 to 1.0.

•                  Base rate loans will bear interest at the per annum rate equal to the sum of (A) the base rate (defined as the highest of (i) the per annum rate of interest established by JPMorgan Chase Bank, N.A. as its prime rate for U.S. dollar loans, (ii) the Adjusted Eurodollar Rate (as defined in the Credit Agreement) for an interest period of one-month, plus 1.00% per annum, or (iii) the federal funds rate, plus 0.5% per annum), and (B) a margin of 0.75% to 2.00% per annum, depending on the level of Eureka Hunter Pipeline’s Consolidated Leverage Ratio; and

•                  Eurodollar loans will bear interest at the per annum rate equal to the sum of (A) the Eurodollar Rate (as defined in the Credit Agreement, as amended by the Amendment) adjusted for certain statutory reserve requirements for Eurocurrency liabilities, and (B) a margin of 1.75% to 3.00% per annum, depending on the level of Eureka Hunter Pipeline’s Consolidated Leverage Ratio.

In addition, the Amendment modified the covenant in the Credit Agreement which requires that Eureka Hunter Pipeline not exceed a maximum leverage ratio, which covenant, as modified, provides as follows:

•                  The maximum leverage ratio (defined as the ratio of (i) Consolidated Funded Debt (as defined in the Credit Agreement) to (ii) Annualized Consolidated EBITDA (as defined in the Credit Agreement)), as of the end of each fiscal quarter, shall not be greater than 4.75 to 1.00, unless a Specified Acquisition Period (as defined in the Credit Agreement, as amended by the Amendment) is in effect, in which case, the maximum leverage ratio shall not be greater than 5.25 to 1.00.

The Amendment also (i) amended the definition in the Credit Agreement of “Change of Control”, (ii) modified certain covenants (and definitions related thereto) in the Credit Agreement with respect to asset acquisitions and dispositions to increase the flexibility of Eureka Hunter Pipeline and its subsidiaries, and (iii) modified certain covenants (and definitions related thereto) in the Credit Agreement relating to permitted dividends and distributions by Eureka Hunter Pipeline and its subsidiaries.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Credit Agreement is included as an exhibit to Magnum Hunter’s Form 10-Q for the quarterly period ended March 31, 2014, filed by Magnum Hunter with the SEC on May 9, 2014.

(b)                                 Amendments to Limited Liability Company Agreement of Eureka Hunter Holdings and Related Transaction Agreement with Affiliate of Morgan Stanley Infrastructure Inc.

Pursuant to a Current Report on Form 8-K filed by Magnum Hunter with the SEC on September 22, 2014 (the “September 2014 Form 8-K”), Magnum Hunter reported that Magnum Hunter, Eureka Hunter Holdings, Magnum Hunter Services, LLC and MSIP II Buffalo Holdings, LLC (“MSIP II BH”), an affiliate of Morgan Stanley Infrastructure Partners II (including certain parallel and related funds, collectively, “MSIP II”), had entered into a Transaction Agreement, dated September 15, 2014, by and among Magnum Hunter, Eureka Hunter Holdings, Magnum Hunter Services, LLC and MSIP II BH (the “Transaction Agreement”) relating to MSIP II BH’s separate agreement to purchase all convertible preferred and common equity interests in Eureka Hunter Holdings owned by Ridgeline Midstream Holdings, LLC (“Ridgeline”), an affiliate of ArcLight Capital Partners, LLC. The Transaction Agreement contained an appended form of Second Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings (the “LLC Agreement”), to be entered into among Eureka Hunter Holdings, Magnum Hunter, MSIP II BH and the other limited liability company members of Eureka Hunter Holdings (other than Ridgeline) immediately following the closing of MSIP II BH’s purchase of Ridgeline’s equity interests in Eureka Hunter Holdings. That closing occurred on October 3, 2014, the LLC Agreement was entered into by the parties thereto on that date and, pursuant to the LLC Agreement, MSIP II BH was issued new Class A Common Units in Eureka Hunter Holdings, designated as Series A-2 Units, in exchange for the convertible preferred and common equity interests in Eureka Hunter Holdings purchased by MSIP II BH from Ridgeline. As provided in the LLC Agreement, Magnum Hunter’s equity interests in Eureka Hunter Holdings were converted into Class A Common Units, designated as Series A-1 Units.

As reported in the September 2014 Form 8-K, the Transaction Agreement provided that Magnum Hunter would sell to MSIP II BH in a closing originally scheduled to occur in mid-January 2015 (the “January 2015 Closing”) an additional common equity interest in Eureka Hunter Holdings, which, together with capital contributions expected to be made by MSIP II BH to Eureka Hunter Holdings prior to the January 2015 Closing, would result in Magnum Hunter and MSIP II BH owning approximately equal equity interests in Eureka Hunter Holdings (which collectively would constitute approximately 98% of the total Class A Common Units of Eureka Hunter Holdings).

In addition, as reported in the September 2014 Form 8-K, if the members of Eureka Hunter Holdings approve a capital contribution for certain capital expenditures, and in connection therewith Magnum Hunter validly exercises its right to elect not to make its portion of such capital contribution, the funding schedule with respect to such capital contribution will provide for MSIP II BH to fund an amount in excess of its pro rata share of such capital contribution, which excess amount will equal the capital contribution not made by Magnum Hunter (a “Disproportionate Funding”). The LLC Agreement provided that, in such case, Magnum Hunter would have the right to make up its portion of such capital contribution during the 180-day period after the date of such Disproportionate Funding to the extent such make-up amounts did not exceed $40 million in the aggregate for such 180-day period.

On November 18, 2014, Magnum Hunter, Eureka Hunter Holdings and MSIP II BH entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to adjust Magnum Hunter’s capital account in Eureka Hunter Holdings, effective as of the date of the LLC Agreement, to take into account certain capital expenditures incurred by Eureka Hunter Pipeline in connection with certain of Eureka Hunter Pipeline’s fiscal year 2014 pipeline construction projects and planned fiscal year 2015 pipeline construction projects, and, in connection therewith and in consideration therefor, the parties agreed to adjust the amount and timing of (a) certain capital contributions by Magnum Hunter and MSIP II BH to Eureka Hunter Holdings and (b) MSIP II BH’s purchase of a portion of Magnum Hunter’s equity interests in Eureka Hunter Holdings pursuant to the January 2015 Closing, as follows:

(1)                                 In connection with certain of Eureka Hunter Pipeline’s capital projects for fiscal year 2014, on or about November 25, 2014, MSIP II BH will make a $30 million capital contribution in cash to Eureka Hunter Holdings in exchange for additional Series A-2 Units.

(2)                                 At or about the same time as MSIP II BH’s capital contribution referred to in clause (1) above, Magnum Hunter will make a $20 million capital contribution in cash to Eureka Hunter Holdings in exchange for additional Series A-1 Units.

(3)                                 In addition, in connection with a closing that is expected to occur on or before December 19, 2014, MSIP II BH will make a $10 million capital contribution in cash to Eureka Hunter Holdings in exchange for additional Series A-2 Units.

(4)                                 The January 2015 Closing will be accelerated to the date of closing of MSIP II BH’s capital contribution referred to in clause (3) above, and, pursuant to the accelerated closing, Magnum Hunter will sell to MSIP II BH a portion of Magnum Hunter’s Series A-1 Units (reduced from the amount originally provided to be sold to MSIP II BH at the January 2015 Closing, as reported in the September 2014 Form 8-K) for $55 million in cash (correspondingly reduced from the amount originally provided to be received by Magnum Hunter from MSIP II BH at the January 2015 Closing, as reported in the September 2014 Form 8-K). These Series A-1 Units will be converted into Series A-2 Units upon receipt by MSIP II BH on a one-for-one basis, as provided in the Transaction Agreement and the LLC Agreement.

(5)                                 Magnum Hunter has also agreed to make a $13.3 million capital contribution in cash to Eureka Hunter Holdings on or before March 31, 2015 in exchange for additional Series A-1 Units.

After giving effect to these transactions (but excluding any other capital contributions that may be made by Magnum Hunter or MSIP II BH pursuant to the LLC Agreement), Magnum Hunter and MSIP II BH will own approximately 49.29% and 49.16%, respectively, of the Class A Common Units of Eureka Hunter Holdings, with Magnum Hunter’s equity ownership consisting of Series A-1 Units and MSIP II BH’s equity ownership consisting of Series A-2 Units.

Accordingly, following completion of these transactions (but excluding any other capital contributions that may be made by Magnum Hunter or MSIP II BH pursuant to the LLC Agreement), (a) Magnum Hunter and MSIP II BH will collectively own, in approximately equal amounts, approximately 98% of the equity interests in Eureka Hunter Holdings, consistent with the transactions as originally structured under the Transaction Agreement prior to the adjustment of Magnum Hunter’s capital account in Eureka Hunter Holdings as provided for in the Letter Agreement, and (b) the implied equity value of Eureka Hunter Holdings would approximate a minimum of $1.0 billion, as was stated in the September 2014

Form 8-K assuming completion of the transactions originally contemplated by the Transaction Agreement (such minimum implied equity value is based solely on the per unit values associated with the transactions described in clauses (1) through (5) above, without consideration of any other factors).

Also, in consideration for the transactions contemplated by the Letter Agreement, Magnum Hunter, Eureka Hunter Holdings and MSIP II BH agreed, pursuant to the Letter Agreement, to (a) increase from $40 million to $60 million the amount that Magnum Hunter may make up of any Disproportionate Funding and (b) extend the time period within which Magnum Hunter may make up any such Disproportionate Funding from 180 days following the date of such Disproportionate Funding to the earlier of (i) one year following the date of such Disproportionate Funding and (ii) an MLP IPO (as defined in the LLC Agreement). The transactions contemplated by the Letter Agreement, as described in clauses (1) through (5) above, will not be considered Disproportionate Fundings, other than the capital contribution by MSIP II BH described in clause (1) above, which will be a Disproportionate Funding and therefore subject to the terms described in the immediately preceding sentence.

Certain of the transactions contemplated by the Letter Agreement are subject to the satisfaction of certain closing conditions, which are described in the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  Copies of the Transaction Agreement and the LLC Agreement are included as exhibits to the September 2014 Form 8-K.

Following completion of the accelerated January 2015 Closing, expected to occur on or before December 19, 2014, MSIP II BH, as the holder of the Series A-2 Units, will be entitled to designate an additional manager to the Board of Managers of Eureka Hunter Holdings.  As a result, upon such closing, the Board of Managers of Eureka Hunter Holdings will be comprised of six managers, three of whom will be designees of Magnum Hunter and three of whom will be designees of MSIP II.  In addition, immediately following such closing, Magnum Hunter’s percentage equity interest in Eureka Hunter Holdings will be less than 50%.  Accordingly, following such closing, Magnum Hunter’s equity investment in Eureka Hunter Holdings will cease to meet the criteria for consolidation of Eureka Hunter Holdings in Magnum Hunter’s consolidated financial statements, and will be accounted for as an equity method investment, recorded initially at fair value, and subsequent earnings or loss from Eureka Hunter Holdings attributable to Magnum Hunter will be recorded as income or loss from equity method investments in Magnum Hunter’s consolidated statements of operations.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a) is incorporated by reference herein.

Item 8.01                                           Other Events.

The Board of Managers of Eureka Hunter Holdings currently consists of five managers, three of whom are designees of Magnum Hunter and two of whom are designees of MSIP II.  Of the three Magnum Hunter designees, two were employees of Magnum Hunter, including Gary C. Evans, the Chairman of the Board and Chief Executive Officer of Magnum Hunter, and one was, and remains, Magnum Hunter’s lead independent director, Joe McClaugherty.  On November 21, 2014, Magnum Hunter replaced one of its employee designees on the Board of Managers of Eureka Hunter Holdings with a second independent director of Magnum Hunter.  Magnum Hunter’s designees on the Board of Managers of Eureka Hunter

Holdings now consist of Gary C. Evans and two independent directors of Magnum Hunter, Joe McClaugherty and Stephen Hurley.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1	Letter Agreement, dated November 18, 2014, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and MSIP II Buffalo Holdings, LLC.*
10.1	First Amendment to Credit Agreement, dated as of November 19, 2014, by and among Eureka Hunter Pipeline, LLC, ABN AMRO Capital USA, LLC, as administrative agent, and the lenders party thereto.

*                                         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 24, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Letter Agreement, dated November 18, 2014, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and MSIP II Buffalo Holdings, LLC.*
10.1	First Amendment to Credit Agreement, dated as of November 19, 2014, by and among Eureka Hunter Pipeline, LLC, ABN AMRO Capital USA, LLC, as administrative agent, and the lenders party thereto.

*                                         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.